UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G Board of Directors Reinforces Strong Support for P&G Turnaround

Confirms Conclusion Against Nelson Peltz Board Membership in Response to Heinz Board Alumni

CINCINNATI— September 28, 2017 —The Procter & Gamble Company (NYSE:PG) Board of Directors today issued an open letter responding to select alumni of the H.J. Heinz Company Board of Directors.

The full text of the letter follows:

Dear Alumni of the Heinz Board of Directors,

The P&G Board of Directors thanks the five alumni of the H.J. Heinz Company Board for the reflections on their experience with Nelson Peltz as a Heinz Director. We respect that Mr. Peltz may have been an appropriate Board member for the Heinz food company of more than a decade ago.

We have conducted extensive diligence and continue to conclude that Mr. Peltz does not offer the best solution for our Board and for The Procter & Gamble Company, today.

Three years ago, we made, along with the management team, a decisive set of choices that are transforming this Company. We remain wide open to different points of view, but we’re not looking to begin a turnaround. We’re in the middle of a turnaround that is working. We need, at this point in time, to put 100% of our energy into executing the choices that have been made and that continue to transform the Company.

Early results behind this transformation encourage us. The Company met and even exceeded its top-line, bottom line and cash objectives during the last fiscal year. The P&G team has delivered 28% total shareholder return during the past two years, returning more than $20 billion in cash to shareowners. The team delivered double-digit average annual constant-currency earnings per share growth during the past five years, improving industry-leading margins along the way. This is a strong turnaround by any measure, with more progress to make.

Our standards are high. We expect both market share growth and margin improvement, year-on-year and year-after-year.

We recognize that we could have just said “Why not?” and simply invited Mr. Peltz onto the Board to avoid a proxy contest that no one wanted. But our fiduciary duty compels us to make decisions that are in the best interests of all shareholders for the short, mid and long term – not to take the easy way out today.

We will continue to look for new Board members who meet our rigorous governance criteria, add to our set of knowledge and skills, contribute important new ideas, and strengthen our growth hand for the future.

We thank you for your input and perspective.

Sincerely,

The Procter & Gamble Board of Directors

Francis S. Blake

Former Chairman of the Board and Chief Executive Officer of The Home Depot, Inc.; Director of Delta Airlines and Macy’s Inc.

Angela F. Braly

Former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc.; Director of Lowe’s Companies, Brookfield Asset Management and ExxonMobil Corporation.

Amy L. Chang

Founder and Chief Executive Officer of Accompany, Inc.; Director of Cisco Systems, Inc.

Kenneth I. Chenault

Chairman and Chief Executive Officer of American Express Company; Director of International Business Machines Corporation

Scott D. Cook

Chairman of the Executive Committee of the Board of Intuit Inc.

Terry J. Lundgren

Executive Chairman and Chairman of the Board of Macy’s, Inc.

W. James McNerney, Jr. (Lead Director)

Senior Advisor at Clayton, Dubilier & Rice, LLC; Former Chairman of the Board, President and Chief Executive Officer of The Boeing Company; Director of International Business Machines Corporation

David S. Taylor

Chairman of the Board, President and Chief Executive Officer of the Company

Margaret C. Whitman

President and Chief Executive Officer of Hewlett Packard Enterprise; Director of HPE and DXC Technology

Patricia A. Woertz

Former Chairman and Chief Executive Officer of Archer Daniels Midland Company; Director of 3M Company

Ernesto Zedillo

Director of the Center for the Study of Globalization and Professor of International Economics and Politics at Yale University and former President of Mexico; Director of Alcoa, Corp., Citigroup, Inc. and Promotora de Informaciones S.A.

The P&G Board and management team strongly recommend shareholders vote “FOR” ALL of P&G’s highly qualified Directors on the BLUE Proxy Card.

Shareholders are urged NOT to vote using any white proxy card or voting instruction forms you might receive from Nelson Peltz of Trian. Please disregard and discard the white proxy card.

Shareholders can vote by Internet, telephone or by signing and dating the BLUE Proxy Card and mailing it in the postage paid envelope provided. If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, D.F. King & Co., Inc. at (877) 361-7966 or MacKenzie Partners, Inc. at (800) 322-2885.

P&G notes that additional information regarding the proxy contest, as well as the Company’s strategy and recent results, is available at https://VoteBlue.PG.com.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

P&G Media Relations:

Damon Jones, 513-983-0190

Jones.dd@pg.com

or

P&G Investor Relations:

John Chevalier, 513-983-9974